                                                                     EXHIBIT 3.2


                                  AMENDMENT TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                           LAHAINA ACQUISITIONS, INC.

                         (Incorporated on April 5, 1989)

         Lahaina Acquisitions, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the Business Corporation Act of the State of Colorado (the "Colorado Law"), does hereby certify:

         I. That the Board of Directors of the Corporation, by a written consent executed in accordance with Section 7-108-202 of the Colorado Law as of December 14, 1998, adopted the following resolution:

         That the Certificate of Incorporation of the Corporation be amended to effect the preferences, limitations and relative rights of the Series A Preferred Stock as reflected in the Series A Preferred Stock Terms attached as Exhibit A.

         II. That the Series A Preferred Stock Terms are as follows:


         Rights, Preferences and Restrictions of Preferred Stock. The Preferred Stock authorized by the Articles of Incorporation of Lahaina Acquisitions, Inc. (the "Corporation") may be issued from time to time in one or more series. The rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred Stock, which series shall consist of 3,000,000 shares of no par value per share Preferred Stock (the "Series A Preferred Stock") are set forth below.

                            Dividend Provisions.

                                  Subject to the rights of any series of
Preferred Stock that may from time to time come into existence, the holders of shares of Series A Preferred Stock shall be entitled to receive dividends out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this Corporation) on the Common Stock of this Corporation, at the rate of $0.095 per share, per annum (as adjusted for any stock splits, stock dividends, recapitalizations or the like), payable when, as, and if declared by the Board of Directors. Such dividends are cumulative. The holders of the outstanding Series A Preferred Stock can waive any dividend preference that such holders shall be entitled to receive under this Section 1 upon the affirmative vote or written consent of the holders of a majority of the Series A Preferred Stock.

                  2.       Liquidation Preference.

                           (a)      In the event of any liquidation, dissolution
or winding up of this Corporation, either voluntary or involuntary, subject to the rights of series of Preferred Stock that may from time to time come into existence, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of $1.00 for each outstanding share of Series A Preferred Stock (the "Series A Liquidation Price"), plus declared but unpaid dividends on such share (subject to adjustment of such fixed dollar amounts for any stock splits, stock dividends, combinations, recapitalizations or the like).

                           (b)      Upon completion of the distribution required
by subsection (a) of this Section 2, all of the remaining assets of this Corporation available for distribution to stockholders shall be distributed among the holders of Series A Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming full conversion of all shares of Series A Preferred Stock).

                           (c)      (i)      For purposes of this Section 2, a
liquidation, dissolution or winding up of this Corporation shall be deemed to be occasioned by, or to include (unless the holders of a majority of the Series A Preferred Stock then outstanding shall determine otherwise), (A) the acquisition of this Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of this Corporation; or (B) a sale of all or substantially all of the assets of this Corporation.

                                    (ii)    In any of such events, if the
consideration received by this Corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                                            (A)      Securities not subject to
investment letter or other similar restrictions on free marketability covered by
(B) below:

                                                     (1)      If traded on a
securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30) day period ending three (3) days prior to the closing;



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                                                     (2)      If actively traded
over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

                                                     (3)      If there is no
active public market, the value shall be the fair market value thereof, as mutually determined by this Corporation and the holders of at least a majority of the voting power of all then outstanding shares of Series A Preferred Stock.

                                             (B)      The method of valuation of
securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof as mutually determined by this Corporation and the holders of at least a majority of the voting power of all then outstanding shares of such Series A Preferred Stock.

                                    (iii)    In the event the requirements of
this subsection 2(c) are not complied with, this Corporation shall forthwith either:

                                            (A)      cause such transaction to
be postponed until such time as the requirements of this Section 2 have been complied with; or

                                            (B)      cancel such transaction, in
which event the rights, preferences and privileges of the holders of the Series A Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(c)(iv) hereof.

                                    (iv)     This Corporation shall give each
holder of record of Common Stock and Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and this Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after this Corporation has given the first notice provided herein or sooner than ten (10) days after this Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Common Stock and Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Common Stock and Series A Preferred Stock.



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                  3.       Redemption. The Series A Preferred Stock is
redeemable only at the election of the Board of Directors of this Corporation upon 20 days notice to the holders of Series A Preferred Stock at a price per share equal to the Series A Liquidation Price plus accrued (whether or not declared) but unpaid dividends on each such share (subject to adjustment as set in Subsection 2(a).

                  4. Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights")

                           (a)      Right to Convert. Each share of Series A
Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, and until 5:00 p.m. Eastern Time of the day fixed for redemption as set forth in Section 3, at the office of this Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A Liquidation Price by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share for shares of Series A Preferred Stock shall be $1.00, subject to adjustment as set forth in subsection 4(d).

                           (b)      Automatic Conversion. Each share of Series A
Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such Series A Preferred Stock immediately upon the earlier of (i) this Corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-l or Form SB-2 under the Securities Act of 1933, as amended, the public offering price of which was not less than $10.00 per share (as adjusted for any stock splits, stock dividends, recapitalizations or the like) and $10,000,000 in the aggregate or (ii) the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series A Preferred Stock.

                           (c)      Mechanics of Conversion. Before any holder
of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, he or she shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for the Series A Preferred Stock and shall give written notice to this Corporation at its principal corporate office, of the election to convert the same and shall state therein the names or names in which the certificate or certificates for shares of Common Stock are to be issued. This Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common



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Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, the conversion may, at the option of any holder tendering Series A Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the persons entitled to receive the Common Stock upon conversion of the Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of such sale of securities.

                           (d)      Conversion Price Adjustments of Preferred
Stock for Certain Dilution Issuances, Splits and Combinations. The Conversion Price of the Series A Preferred Stock shall be subject to adjustment from time to time as follows:

                                    (i)      If this Corporation shall issue,
after the date upon which any shares of Series A Preferred Stock were first issued (the "Purchase Date"), any Additional Stock (as defined below):

                                    (A)     If such Additional Stock is issued
without consideration or for a consideration per share less than the Conversion Price for such Series in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such Series in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including shares of Common Stock deemed to be issued pursuant to subsection 4(d)(i)(E)(1) or (2)) plus the number of shares of Common Stock that the aggregate consideration received by this Corporation for such issuance would purchase at such Conversion Price and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including shares of Common Stock deemed to be issued pursuant to subsection 4(d)(i)(E)(1) or (2)) plus the number of shares of such Additional Stock.

                                    (B)     No adjustment of the Conversion
Price for the Series A Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections (E)(3) and (E)(4), no adjustment of such Conversion Price pursuant to this subsection 4(d)(i) shall have the effect of increasing the



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Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                                    (C)     In the case of the issuance of
Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                                    (D)     In the case of the issuance of the
Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                                    (E)     In the case of the issuance after
the applicable Purchase Date of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 4(d)(i) and subsection 4(d)(ii):

                                            (1)      The aggregate maximum
number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration, determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D), if any, received by this Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or for the Common Stock covered thereby.

                                            (2)      The aggregate maximum
number of shares of Common Stock deliverable upon conversion of, or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by this Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by this Corporation upon the conversion or exchange of such securities or the



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exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D)).

                                            (3)      In the event of any change
in the number of shares of Common Stock deliverable or in the consideration payable to this Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof (unless such options or rights or convertible or exchangeable securities were merely deemed to be included in the numerator and denominator for purposes of determining the number of shares of Common Stock outstanding for purposes of subsection 4(d)(i)(A)), the Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no other adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                                            (4)      Upon the expiration of any
such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities (unless such options or rights were merely deemed to be included in the numerator and denominator for purposes of determining the number of shares of Common Stock outstanding for purposes of subsection 4(d)(i)(A)), shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights relates to such securities.

                                            (5)      The number of shares of
Common Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 4(d)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 4(d)(i)(E)(3) or (4).

                                    (ii)     "Additional Stock" shall mean any
shares of Common Stock issued (or deemed to have been issued pursuant to subsection 4(d)(i)(E)) by this Corporation after the Purchase Date other than:

                                            (A)       Common Stock issued
pursuant to a transaction described in subsection 4(d)(iii) hereof; or



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                                            (B)      up to 100,000 shares of
Common Stock (excluding shares repurchased at cost by this Corporation in connection with the termination of service) issuable or issued to employees, consultants, directors or vendors (if in transactions with primarily non-financing purposes) of this Corporation directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of this Corporation; or,

                                            (C)      up to 1,000,000 shares of
Common Stock issuable upon conversion of this Corporation's convertible debentures and warrants (subject to adjustment for any stock splits, stock dividends, combinations, recapitalization or the like).

                                    (iii)   In the event this Corporation should
at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such Series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

                                    (iv)     If the number of shares of Common
Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such Series shall be decreased in proportion to such decrease in outstanding shares.

                           (e)      Other Distributions.  In the event this
Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(d)(iii), then, in each such case for the purpose of this subsection 4(e), the holders of the Series A Preferred Stock, as the case may be, shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of this Corporation into which their



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shares of Series A Preferred Stock, are convertible as of the record date fixed for the determination of the holders of Common Stock of this Corporation entitled to receive such distribution.

                           (f)      Recapitalizations.  If at any time or from
time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 2), provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock, the number of shares of stock or other securities or property of this Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series A Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock shall be applicable after that event as nearly equivalent as may be practicable.

                           (g)      No Impairment.  This Corporation will not,
by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock.

                           (h)      No Fractional Shares and Certificate as to
Adjustments.

                                    (i)     No fractional shares shall be issued
upon the conversion of any share or shares of the Series A Preferred Stock and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                                    (ii)    Upon the occurrence of each
adjustment or readjustment of the Conversion Price of Series A Preferred Stock pursuant to this Section 4, this Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This



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Corporation shall, upon the written request at any time of any holder of Series
A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such Series of Preferred Stock at the time in effect, and
(C) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of Series A Preferred Stock.

                           (i)      Notices of Record Date.  In the event of any
taking by this Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Corporation shall mail to each holder of Series A Preferred Stock at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                           (j)      Reservation of Stock Issuable Upon
Conversion. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to this Corporation's Articles of Incorporation.

                           (k)      Notices.  Any notice required by the
provisions of this Section 4 to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this Corporation.

                  5.       Voting Rights.

                           (a)      General Voting Rights.  The holder of each
share of Series A Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series A Preferred Stock, as the case may be, could then be converted, and with respect to such vote, except as set forth in Section 5(b), such holder (i) shall have



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full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, (ii) shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of this Corporation, and (iii) shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis shall be rounded to the nearest whole number (with one-half being rounded upward).

                           (b)      Voting for the Election of Directors.  The
holders of shares of Series A Preferred Stock shall be entitled to elect one (1) director of this Corporation at each annual election of directors. The holders of Series A Preferred Stock and Common Stock (voting together as a single class and not as separate series, and on an as-converted basis) shall be entitled to elect any remaining directors of this Corporation.

                           In the case of any vacancy (other than a vacancy
caused by removal) in the office of a director occurring among the directors elected by the holders of a class or Series of stock pursuant to this Section 5(b), the remaining directors so elected by that class or Series may by affirmative vote of a majority thereof (or the remaining director so elected if there be but one, or if there are no such directors remaining, by the affirmative vote of the holders of a majority of the shares of that class or series), elect a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant. Any director who shall have been elected by the holders of a class or Series of stock or by any directors so elected as provided in the immediately preceding sentence hereof may be removed during the aforesaid term of office, either with or without cause, by, and only by, the affirmative vote of the holders of the shares of the class or Series of stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of that class or Series of stock represented at the meeting or pursuant to unanimous written consent.

                  6. Protective Provisions. Subject to the rights of Series of Preferred Stock that may from time to time come into existence, so long as any shares of Series A Preferred Stock are outstanding, this Corporation shall not:

                           (a)      without first obtaining the approval (by
vote or written consent, as provided by law) of the holders of a majority of the Series A Preferred Stock then outstanding voting together as a single class:

                                    (i)      sell, convey, or otherwise dispose
         of all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any



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

         transaction or series of related transactions in which more than fifty percent (50%) of the voting power of this Corporation is disposed of;

                                    (ii)     redeem, purchase or otherwise
         acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for this Corporation or any subsidiary pursuant to agreements under which this Corporation has the option to repurchase such shares at cost or at cost upon the occurrence of certain events, such as the termination of employment;

                                    (iii)    amend this Corporation's Articles
         of Incorporation or bylaws;

                                    (iv)     declare or pay any dividends on any
         shares of capital stock;

                                    (v)      do any act or thing which would
         result in taxation of the holders of shares of the Series A Preferred Stock under Section 305 of the Interna1 Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended); or

                                    (vi)     authorize or issue, or obligate
         itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security having a preference over, or being on a parity with, the Series A Preferred Stock with respect to dividends, liquidation or voting.

                  7. Status of Converted Stock. In the event any shares of Series A Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be cancelled and shall not be issuable by this Corporation. The Articles of Incorporation of this Corporation shall be appropriately amended to effect the corresponding reduction in this Corporation's authorized capital stock.



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         IN WITNESS WHEREOF, Lahaina Acquisitions, Inc. has cause this Amendment to its Certificate of Incorporation to be executed by its duly authorized officer as of December 14, 1998.


                                            LAHAINA ACQUISITIONS, INC.


                                            By:
                                              --------------------------------
                                            Name: Richard P. Smyth
                                            Title: Chairman

ATTEST:




------------------------------------
Name: Gerald F. Sullivan
Title: Secretary


















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